EXHIBIT 99.1

Chemung Financial Announces Quarterly Dividend

ELMIRA, N.Y., May 22, 2014 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG) announced today that its Board of Directors has approved a quarterly cash dividend of $0.26 per share, payable on July 1, 2014 to common stock shareholders of record as of the close of business on June 17, 2014.

Chemung Financial Corporation is a $1.5 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with full trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance. CFS Group, Inc. was founded in 2001.

This press release may be found at www.chemungcanal.com.

CONTACT: Michael J. Wayne
         Senior Vice President
         (607) 737-3762
         Mwayne@chemungcanal.com